Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279094 on Form S-3 and Registration Statement Nos. 333-237732, 333-252151, 333-263394, 333-270268, and 333-277483 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Keros Therapeutics, Inc. and the effectiveness of Keros Therapeutics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 26, 2025